EX-99.h.2.vii

AMENDMENT NO. 7 TO AMENDED AND RESTATED FUND ACCOUNTING AND
FINANCIAL ADMINISTRATION SERVICES AGREEMENT

This Amendment (“Amendment”) is an amendment to that certain Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 (as amended, restated, supplemented, or otherwise modified) by and between each investment company listed on Schedule A attached thereto (referred to herein, individually, as a “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (referred to herein as “BNY”).

The date of this Amendment is April 1, 2025 (“Effective Date”).

BACKGROUND:

A.	The Funds and BNY are parties to an Amended and Restated Fund Accounting and Financial Administration Services Agreement dated as of January 1, 2014 (the “Agreement”), as amended by Amendment No. 1 dated July 1, 2017, Amendment No. 2 dated October 11, 2021, Amendment No. 3 dated December 31, 2021, Amendment No. 4 dated January 31, 2022, Amendment No. 5 dated May 15, 2024, and Amendment No.6 dated July 30, 2024, relating to BNY’s provision of fund accounting, financial administration, and related services described in the Agreement.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made part of this Amendment.

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1.

Section 3.A of the Agreement is hereby deleted in its entirety and replaced with the following: The revised term of this Agreement shall commence on April 1, 2025 and continue for a period expiring on March 31, 2030 and then for subsequent five (5) year periods (the period expiring on March 31, 2030 and each subsequent five (5) year period, each a “Renewal Term”). Unless this Agreement is otherwise terminated in accordance with its terms, BNYM shall either (i) request that this Agreement be extended for an additional five (5) year period or (ii) indicate that this Agreement will be terminated upon the expiration of the then-current Renewal Term, in either case by sending a written notice of its intent to the Funds no later than nine (9) months prior to the end of the then-current Renewal Term. If BNYM requests that this Agreement be extended for an additional five (5) year period and the Funds do not reject such request in writing to BNYM by no later than six (6) months prior to the end of the then-current Renewal Term, then this Agreement shall be extended for an additional five (5) year period. If either (a) BNYM indicates that this Agreement will be terminated upon the expiration of the then-current Renewal Term by sending a written notice of its intent to the Funds no later than nine (9) months prior to the end of the then-current Renewal Term or (b) the Funds respond to BNYM’s request to extend this Agreement for an additional five (5) year period by rejecting such request in writing to BNYM by no later than six (6) months prior to the end of the then-current Renewal Term, then this Agreement shall continue in effect until the date on which the Funds complete their conversion to a successor service provider, provided that such date (i) shall not be earlier than the end of the Renewal Term and (ii) shall not be later than one (1) year after the end of the Renewal Term.

2.	The third sentence of Section 3.D of the Agreement is hereby deleted in its entirety and replaced with the following: The Stated Percentage shall be inapplicable after January 1, 2025.

3.	Schedule C of the Agreement is hereby deleted in its entirety. The first sentence of Section 2.A of the Agreement is hereby deleted in its entirety and replaced with the following: In return for performing the Services, each Fund shall compensate BNYM as set forth in this Section and as set forth in a fee schedule agreed in writing between the Fund and BNYM.

4.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the subject matter hereof.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	To the extent required by applicable law, the terms of this Amendment and the fees and expenses associated with this Amendment have been disclosed to and approved by the governing body of the Funds.

(d)	This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

(e)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation, or symbol of a signature into an electronic copy of this Amendment by electronic, digital, or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

CHATTANOOGA OPPORTUNITIES LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNY that Chattanooga Opportunities LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	CFO

IVY ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	CFO

IVY VIP ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy VIP ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	CFO

IVY ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	CFO

IVY VIP ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy VIP ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	CFO

IVY WGA ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity as investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to BNYM that Ivy WGA ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	CFO

DELAWARE GROUP ADVISER FUNDS

DELAWARE GROUP CASH RESERVE

DELAWARE GROUP EQUITY FUNDS II

DELAWARE GROUP EQUITY FUNDS IV

DELAWARE GROUP EQUITY FUNDS V

DELAWARE GROUP INCOME FUNDS

DELAWARE GROUP STATE TAX-FREE INCOME TRUST

DELAWARE GROUP TAX-FREE FUND

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

VOYAGEUR INSURED FUNDS

VOYAGEUR MUTUAL FUNDS

VOYAGEUR MUTUAL FUNDS II

DELAWARE GROUP GOVERNMENT FUND,

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

DELAWARE POOLED TRUST

VOYAGEUR TAX FREE FUNDS

DELAWARE VIP TRUST

IVY FUNDS

IVY VARIABLE INSURANCE PORTFOLIOS

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	CFO

The Bank of New York Mellon

By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President